                                  Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to incorporation by reference in registration statements (Form S-8 Nos. 33-22941 and 33-32522) of United Bankshares, Inc. of our report dated primarily January 29, 1998, relating to the consolidated statements of income, shareholders' equity and cash flows of Fed One Bancorp, Inc. and subsidiary for the year ended December 31, 1997, which report is included in the December 31, 1999, annual report on Form 10-K of United Bankshares, Inc.



                                                                    /s/ KPMG LLP



Pittsburgh, Pennsylvania
March 27, 2000


                                     81